UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________
FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2016

_________________________
INVENTRUST PROPERTIES CORP.
(Exact Name of Registrant as Specified in its Charter)
_________________________

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)

2809 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)
(855) 377-0510
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Settlement of Share Unit Awards

On June 20, 2016, in connection with the sale of the student housing business of InvenTrust Properties Corp. (the “Company”) to UHC Acquisition Sub LLC (“Acquiror”) and pursuant to the terms of the Stock Purchase Agreement, dated as of January 3, 2016, by and among the Company, University House Communities Group, Inc. (“University House”) and Acquiror (as amended), the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the settlement of each outstanding share unit award under University House’s 2014 Share Unit Plan (the “Share Unit Plan”) held by employees of University House, including Jonathan T. Roberts, President of University House, in exchange for a cash payment equal to the fair market value (as defined in the Share Unit Plan) of the share units subject to the award. The aggregate amount payable to Mr. Roberts in settlement of his share units is expected to be approximately $1,660,600. Such share unit awards will be settled and paid as soon as practicable following the closing of the sale, which occurred on June 21, 2016, notwithstanding any vesting requirements which may otherwise have applied to such awards following the closing under the original terms of the award. The amount payable to Mr. Roberts in settlement of his share units was included in the calculation of closing costs related to the sale of University House taken into account in the calculation of the Company’s estimated value per share of common stock announced on May 9, 2016.

CFO/CIO Transaction Bonus

On June 20, 2016, in recognition of the efforts of Michael E. Podboy, Executive Vice President, Chief Financial Officer, Chief Investment Officer and Treasurer of the Company, in connection with the sale of University House and in order to reflect the appointment of Mr. Podboy to the additional positions of Chief Financial Officer and Treasurer of the Company in November 2015 and the additional duties and responsibilities in connection with such appointment, the Committee approved the payment to Mr. Podboy of an additional transaction bonus in an amount equal to $62,506, representing the fair market value of a number of University House share units equal to the difference between the number of University House share units originally granted to Mr. Podboy and the number of University House share units originally granted to our previous Chief Financial Officer (the “Transaction Bonus”). In approving the Transaction Bonus, the Committee took into account that the positions of Chief Financial Officer and Chief Investment Officer were previously two separate executive officer positions, and now these roles are being performed solely by Mr. Podboy, and that the original University House share unit awards granted to the Company’s previous Chief Financial Officer were forfeited in connection with such officer’s resignation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InvenTrust Properties Corp.

Date: June 24, 2016	By:	/s/ Scott W. Wilton
	Name:	Scott W. Wilton
	Title:	Executive Vice President, General Counsel and Secretary